Exhibit 10.4

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED, QUALIFIED, APPROVED OR DISAPPROVED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR LAWS AND NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES.

WARRANT AGREEMENT

FRESHREALM, LLC

This WARRANT AGREEMENT ("Agreement") is made and entered into as of February 3, 2021 (the "Effective Date") by and between FreshRealm, LLC ("Company") and Calavo Growers, Inc. ("Holder"), who may be referred to herein collectively as the "Parties" and each, a "Party".

RECITALS

WHEREAS, executed simultaneously in connection herewith, Company and Holder have entered into that ce1tain Limited Liability Company Member Separation and Release Agreement (the "Separation Agreement");

WHEREAS, in connection with the terms thereunder and as additional consideration to Holder for entering into the Separation Agreement, the Company has agreed to issue to Holder a warrant (the "Warrant") evidencing the automatic issuance without fmther action by the Company, and Holder's right to receive, Four Million Two Hundred Seven Thousand Three Hundred Ninety-Seven (4,207,397) Units (described fmther below) in the Company, subject to adjustment, evidencing a membership and ownership interest in the Company, upon the happening of ce1tain events, as also described in the Separation Agreement, and subject to the terms hereof; and

WHEREAS, the term "Units" is further described and has the meaning defined in that certain Eighth Amended and Restated Limited Liability Company Agreement of the Company dated February 3, 2021 (the "LLC Agreement"), executed simultaneously in connection herewith, and represents a Member's ownership interest in the Company. Any capitalized terms used herein, but not otherwise defined, shall have the meanings given to them in the Separation Agreement.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants, agreements, promises, representations and releases contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Pa1ties hereto agree as follows:

1.	Grant and Receipt of Warrant.

1.1For value received, Company hereby grants to the Holder, and Holder is hereby entitled, upon the terms and subject to the conditions set fo1th herein, to be issued and automatically receive, without fmther action by the Company, Four Million Two Hundred Seven Thousand Three

Hundred Ninety-Seven (4,207,397) Units (the "Warrant Units") in the Company, as evidenced by that ce1iain Ce1iificate of Calavo Escrow Units, a copy of which is attached hereto as Exhibit A, subject to adjustment as provided in Section 5 hereof, in the event the Calavo Equity Right is triggered (defined in the Separation Agreement) and Company fails to pay Holder the Loan Payoff Amount (defined in the Separation Agreement) in the amount of Six Million Dollars ($6,000,000) on or before March 31, 2022 (the "Loan Payoff Period"). In the event Company pays to Holder the Loan Payoff Amount pursuant to the terms of the Separation Agreement and prior to the expiration of the Loan Payoff Period, then this Warrant and Holder's right to receive the Warrant Units, subject to the terms hereof, shall terminate.

1.2In the event the Calavo Equity Right is triggered and Company fails to pay Holder the Loan Payoff Amount (defined in the Separation Agreement) in the amount of Six Million Dollars ($6,000,000) on or before March 31, 2022 (the "Loan Payoff Period"), and Holder has not issued a Rejection Notice during the Option Period (as such terms are defined below), then Holder shall forward to Company by May 15, 2022 the amount of Four Thousand Two Hundred Seven Dollars and F01iy Cents ($4,207.40) (the "Additional Warrant Consideration"), equivalent to a value per unit of $0.001 ("Value Per Unit Amount"), as additional and fmiher consideration for the Warrant Units. In the event the Additional Warrant Consideration is not forwarded to Company by Holder, Company shall notify Holder in writing to forward such amount to Company. Failure by Holder to forward the Additional Warrant Consideration to Company by Holder shall not act as a waiver by Holder and shall not terminate the Warrant and/or Holder's right to the Warrant Units hereunder; however, unless a Rejection Notice has been provided Holder and in the event of the Calavo Equity Right, Holder shall be obligated to provide the Additional Warrant Consideration to Company as described herein. In the event the Calavo Equity Right is triggered, Holder shall: (i) forward to Company the Additional Warrant Consideration via a wire or ACH to the Company Account set fo1ih below in this Agreement; and (ii) execute ajoinder agreement to the Company's Amended and Restated Limited Liability Company Agreement (a copy of such limited liability company agreement and joinder shall be provided no less than sixty (60) days prior to the expiration of the Loan Payoff Period) as described and pursuant to the terms of Section 3.3 of the Separation Agreement, but regardless of the foregoing, in the event of the triggering of the Calavo Equity Right, Calavo shall automatically become a Member (as defined in the LLC Agreement) of Company as of midnight April 1, 2022.

2.Holder Option; Rejection Notice. For a period of sixty (60) days prior to the expiration and including the last day of the Loan Payoff Period of March 31, 2022 (the "Option Period"), Holder shall have the right and option to reject its rights under this Agreement and the Warrant to receive the Warrant Units via its delivery to the Company of written notice stating that Holder elects to reject the Warrant evidenced hereby in accordance with the provisions of this Section 2 (a "Rejection Notice"). In the event that Holder provides a Rejection Notice to the Company, then this Warrant and Holder's right to receive the Warrant Units, subject to the terms hereof, shall terminate.

3.	No Redemption. Company shall not have any right to redeem the Warrant evidenced hereby.

4.Ce1iain Covenants. Company represents, warrants, covenants and agrees that all Warrant Units will be duly authorized, validly issued and fully paid and nonassessable and that all of the terms and conditions of this Agreement and the Warrant shall be fully binding on any successor entity to the Company.

5.	Unit Adjustments.

5.1For purposes of this Section and Agreement, a Company Success Event shall mean any of the following:

(i)the sale or other transfer for consideration, in a single transaction or series of related transactions, more than fifty percent (50%) of Company's assets, limited liability company Units (as defined in Company's governing limited liability company agreement (aka operating agreement)), shares of stock or other ownership interests in Company; or

(ii)	the merger or consolidation of Company with another entity;

5.2The number of Warrant Units to be issued, described herein and pursuant hereto, are subject to adjustment from time to time (without additional consideration provided by Holder) to equitably account for any: (i) Company Success Event; (ii) reclassification of Units; (iii) subdivision, split or combination of Units; (iv) dividends or distributions; (v) Dilutive Issuances (as defined below); or (vi) similar transactions with respect to such Units, including but not limited to the issuance of any warrants, options, profits interests, convertible Units, Unit purchase rights or other Unit equivalents used to effectuate a similar transaction (collectively, "Unit Adjustments") as further described, but not limited to, the below:

(a)Company Success Event. In the event of a Company Success Event, the Company shall cause the successor or surviving entity to assume this Agreement and the obligations of the Company hereunder on the closing thereof, and thereafter the Warrant shall be exercisable for the same number and type of securities or other property as the Holder would have received pursuant to the Warrant Units issuable hereunder had the Warrant been exercised pursuant hereto in full as of immediately prior to such closing, for no additional consideration due by Holder, and subject to futiher adjustment from time to time in accordance with the provisions of this Agreement. The provisions of this Section shall similarly apply to successive Company Success Events.

(b)Reclassification of Units. Except for Company Success Events subject to Section 5 (a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which the Warrant Units under this Agreement exist into the same or a different number of securities of any other class or classes of securities, this Agreement shall thereafter represent the right to receive such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change. The provisions of this Section 5(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c)Subdivision, Split or Combination of Units. If the Company at any time shall combine or subdivide its Units, (i) in the case of a subdivision, the Additional Warrant Consideration shall be proportionately decreased and the number of Warrant Units shall be prop01iionately increased, or (ii) in the case of a combination, the Additional Warrant Consideration shall be prop01iionately increased and the number of Warrant Units shall be proportionately decreased.

(d)Dividends or Distributions. If the Company at any time while this Agreement and Warrant is outstanding and unexpired shall pay a dividend or distribution with respect to the outstanding Units payable in additional Units, then the Additional Warrant Consideration Amount shall be adjusted, as of the record date applicable to such dividend, to that price determined by multiplying the Value Per Unit Amount in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of Units outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of Units outstanding immediately after such dividend or distribution, and the number of Units for which the Warrant is exercisable shall be proportionately increased; or

(e)Dilutive Issuances. For purposes of this Agreement, "Dilutive Issuances" shall mean the issuance of Units at a price below Sixty Cents ($0.60) per Unit that occurred after the Effective Date and prior to the issuance of the Warrant Units, in which case, the Warrant Units to be issued hereunder shall be adjusted and increased for the issuance of additional Units to equitably account for such Dilutive Issuance.

(f)Notice of Cettain Events. If: (i) the Company shall declare any dividend or distribution upon its outstanding Units, payable in Units, cash, propetty or other securities; (ii) the Company shall offer for subscription pro rata to the holders of its Units any additional Units of any class or other rights; (iii) there shall be any Company Success Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall give the Holder notice thereof at the same time and in the same manner as it gives notice thereof to the holders of Units and/or Members of the Company, but in any event, not less than fifteen (15) days prior notice thereto.

6.Rights Inure to Successors. Subject to any restrictions set fotth herein, this Agreement and all Warrant rights hereunder, will inure to the benefit of and be binding upon the registered Holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Agreement shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or claim under this Agreement, and this Agreement shall be for the sole and exclusive benefit of the Company and the Holder. Nothing in this Agreement shall be construed to give the Holder any rights as a Holder of Units until such time, if any, as the Warrant right evidenced by this Warrant Agreement is triggered and the terms of this Agreement are followed.

7.Notices. Any notice election, communication, request or other document or demand required or permitted under this Conditional Warrant Agreement shall be in writing and shall be deemed to have been duly given when: (a) personally delivered; (b) seven (7) calendar days after having been mailed by United States Priority Mail with tracking number; (c) two (2) calendar days following delivery by an overnight courier service properly addressed to the receiving patty and confirmed as having been delivered by such overnight courier service; or (d) upon acknowledgment of receipt by the recipient of facsimile or electronic mail transmission following correct dispatch. All such notices, requests, demands and other communications shall be addressed to the respective Party at the following addresses, or at such other addresses as either Patty may designate or change by written notice to the other Patty in like manner as described in this Section:

If to FreshRealm, LLC:	Mr. Michael Lippold, CEO
FreshRealm, LLC
34 N Palm Street, Suite 100
Ventura, CA 93001
Email: michael@freshrealm.co

With a Copy To:	Mr. Avery Kotler, Esq.
(Which Shall Not Constitute	VGCLLP
Notice):	34 N. Palm Street, Suite 100
Ventura, CA 93001
Email: avery@freshrealm.co

If to Calavo Growers, Inc.:	Mr. James Gibson, CEO
Calavo Growers, Inc.
1141A Cummings Road
Santa Paula, CA 93060
Email: jimg@calavo.com

With a Copy To:	Mr. Peter R. Hurm, Esq.
(Which Shall Not Constitute	TroyGould PC
Notice):	1801 Century Park East
16th Floor
Los Angeles, CA 90067
Email: phurm@troygould.com

8.FreshRealm Bank Account Information. Payment by Holder of the Additional Warrant Consideration, if applicable, shall be made by check payable to the Company or by wire transfer to an account designated by the Company to Holder.

9.Registration of Units. The Holder understands and acknowledges that the units of Warrant Units that will be issued upon exercise of this Warrant will not be registered under the Securities Act.

10.Section Headings. The Section headings in this Agreement are included for convenience only, are not a part of this Agreement, and shall not be used in construing it.

11.Amendment. No waiver, amendment or modification of this Agreement shall be effective unless in writing and signed by both Parties hereto.

12.Waiver. No waiver by a Party of any of the provisions of this Agreement shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver of any term, condition or default of this Agreement shall be construed as a waiver of any other term, condition or default. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or pat1ial exercise of any right, remedy, power, or privilege hereunder preclude any other or fmiher exercise thereof or the exercise of any other right, remedy, power, or privilege.

13.Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pe11aining to conflicts or choice of laws, of the State of California applicable to agreements made and to be performed wholly within the State of California.

14.Dispute Resolution. Any action, claim, complaint, suit or other proceeding (an "Action") instituted to remedy, prevent or obtain relief from a breach of this Agreement, or arising out of or in connection with this Agreement, or as to the meaning, effect, performance, enforcement or any other issue in connection with this Agreement, shall be brought in a federal or state com1 located in Los Angeles County, California. Each of the Parties hereby consents to the exclusive jurisdiction of such comts (and of the appropriate appellate comis) in any such Action and hereby waives any objection to venue laid therein. The prevailing patty in any such Action shall be entitled to recover its reasonable attorneys' fees and costs incurred in addition to any award of damages.

15.Fmther Assurances. Each Party hereto agrees that from time to time it will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable to carry out and effectuate the terms of this Agreement.

16.Injunctive Relief. Each Patty acknowledges that a breach by a Party hereto of any of the provisions of this Agreement will cause the non-breaching Patty great and irreparable harm and that the non-breaching Patty shall be entitled to injunctive and other equitable relief to prevent a breach or threatened breach of any such provision, in addition to any other remedies the non-breaching Patty may have, and that the provisions of this Agreement shall be specifically enforceable against the breaching Party in accordance with their terms.

17.Assignment of this Agreement. The Agreement will be binding on and inure to the benefit of each of the Patties hereto, their successors and assigns. This Agreement may not be assigned or transferred, in whole or in patt, by either Patty hereto without the prior written consent of the other Patty, any such assignment or transfer without consent will be void.

18.Severability and Enforceability. In the event that any provision or any patt of any provision of this Agreement is held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall not affect the validity or enforceability of any other provision or part of this Agreement, and the Agreement shall remain valid and in full force and affect with the exception of such illegal, invalid or unenforceable provision. If any restriction or provision contained in this Agreement is deemed by an arbitrator or comt of law to be an unenforceable restriction or provision on any Patty hereto under the law, then such restriction or provision shall not be rendered void, but rather shall be deemed amended to apply to the maximum extent as such arbitrator or judge may determine is legally enforceable.

19.Incorporation of Recitals. The Recitals set fotth in this Agreement above are incorporated herein by this reference and made a patt of this Agreement between the Parties.

20.Counterpa1ts; Use of Facsimile Copies. This Agreement may be signed in one or more counterpatts, each of which constitutes one and the same instrument, and shall be binding and enforceable as if all the Patties have executed the same copy hereof. The reproduction of signatures to this Agreement by means of a facsimile or e-mail scanning device shall be treated as though such reproductions are executed originals.

(Please Proceed to Signature Page)

IN WITNESS WHEREOF, the Parties hereto have executed thls Warrant Agreement as of the Effective Date

CALAVO GROWERS, INC.

James Gibson, CEO

FRESHREALM, LLC

Michael R. Lippold, CEO

(Signature Page to Warrant Agreement)

IN WITNESS WHEREOF, the Parties hereto have executed this Warrant Agreement as of the Effective Date

CALAVO GROWERS, INC.

James Gibson, CEO

FRESHREALM, LLC

Michael R. Lippold, CEO

(Signature Page to Warrant Agreement)

EXHIBIT A

CERTIFICATE OF CALAVO ESCROW UNITS

COPY OF UNISSUED CERTIFICATE OF UNITS IN FRESHREALM, LLC

FOR THE BENEFIT OF CALAVO GROWERS, INC.

(Please See Attached Document)